UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2019

HV BANCORP, INC.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	001-37981	46-4351868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 Masons Mill Road, Suite 401 Huntingdon Valley, PA		19006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (267) 280-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HVBC	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ✓

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 17, 2019, as part of ongoing efforts to restructure and streamline HV Bancorp, Inc. (the “Company”) and its operations and organizational structure, the Board of Directors of the Company voted to remove and eliminate the positions of Executive Vice President and Chief Operating Officer (previously held by J. Chris Jacobsen) and Executive Vice President and Chief Credit Officer (previously held by Charles S. Hutt) as holding company officers. Nevertheless, both Messrs. Jacobsen and Hutt will continue to hold the same positions and duties at Huntingdon Valley Bank, the wholly-owned subsidiary of the Company. There are no changes to the contracts and compensation of Messrs. Jacobsen and Hutt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HV Bancorp, Inc.

Date: July 22, 2019	By:	/s/ Travis J. Thompson
Travis J. Thompson
President and Chief Executive Officer (Duly Authorized Officer)